    As filed with the Securities and Exchange Commission on December 7, 1999
                                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                  UNIVEC, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                                               11-3163455
(State or other jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

22 Dubon Court, Farmingdale, New York                            11735
(Address of principal executive offices)                      (Zip Code)


   Consulting Agreement dated March 19, 1999 and amended on November 30, 1999

                            (Full Title of the Plan)

                                Dr. Alan H. Gold
                             Chief Executive Officer
                                  UNIVEC, Inc.
                                 22 Dubon Court
                           Farmingdale, New York 11735
                                 (516) 777-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

      A copy of all communications, including communications sent to the agent for service should be sent to:

                                Jack Becker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, N.Y. 10158-0125
                                 (212) 687-3860

                                          CALCULATION OF REGISTRATION FEE
===========================================================================================================================
  Title of Each Class of      Amount to be          Proposed Maximum             Proposed  Maximum            Amount of
Securities to be Registered    Registered       Offering Price Per Share      Aggregate Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value           150,000 (1)          $.313 (2)                       $46,950                  $14
$.01 per share
===========================================================================================================================

(1) Represents common stock issued pursuant to the Consulting Agreement dated March 19, 1999, and amended as of November 30, 1999 between Marshall Bernstein (the "Employee") and Univec, Inc.
        (the "Registrant").

(2) Calculated solely for purposes of determining the registration fee pursuant to Rule 457(c) based upon the average of the closing bid and ask prices on November 29, 1999 on the NASD's OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

         Not applicable.

Item 2.           Registrant Information and Employee Plan Annual Information

         Not applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Univec, Inc., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

         2. Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999.

         3. Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999.

         4. Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1999.

         5. Current Report on Form 8-K (Date of Earliest Event Reported March 18, 1999).

         6. Current Report on Form 8-K (Date of Earliest Event Reported March 22, 1999).

         7. Current Report on Form 8-K (Date of Earliest Event Reported April 6,
            1999).

         8. Current Report on Form 8-K (Date of Earliest Event Reported July 2,
            1999).

         9. The description of the common stock and warrants contained in our Registration Statement on Form 8-A (File No. 0-22413) under Section 12 of the Exchange Act, including any amendments or report updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         None.

Item 6.           Indemnification of Directors and Officers

     Article 6 of the Registrant's Restated Certificate of Incorporation, in accordance with Section 145 of the DGCL, provides that directors and officers shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

         Article 6 of the Registrant's Restated Certificate of Incorporation further provides that directors and officers are entitled to be paid by the Registrant the expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

         Article 6 of the Registrant's Restated Certificate of Incorporation provides that a person indemnified under Article 6 of the Certificate of Incorporation may contest any determination that a director, officer, employee or agent has not met the applicable standard of conduct set forth in the Restated Certificate of Incorporation by petitioning a court of competent jurisdiction.

         Article 6 of the Registrant's Restated Certificate of Incorporation provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the Article will not be exclusive of any other right which any person may have or acquire under the Restated Certificate of Incorporation, or any statute or agreement, or otherwise.

         Finally, Article 6 of the Registrant's Restated Certificate of Incorporation provides that the Registrant may maintain insurance, at its expense, to reimburse itself and directors and officers of the Registrant and of its direct and indirect subsidiaries against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such persons against such expense, liability or loss under the provisions of Article 6 of the Restated Certificate of Incorporation.

         Article 7 of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Delaware law.
Section 102(b)(7) of the DGCL provides for the elimination off such personal liability, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption From Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         Exhibit No.       Description of Exhibit
         -----------       ----------------------

         5.1               Opinion of Snow Becker Krauss P.C.

         23.1              Consent of Snow Becker Krauss P.C. (included in
                           Exhibit 5.1 hereto).

         23.2              Consent of Most Horowitz & Company LLP

         24.1 Powers of Attorney (included on the signature page of this Registration Statement).
---------------------

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes that it will:

                  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (i) Include any prospectus required by Section 10 (a)
(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                           (iii) Include any material information with respect
to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New York, on this 1st day of December, 1999.

                              UNIVEC, INC.


                              By: /s/ Dr. Alan H. Gold
                                  -----------------------------------------
                                  Dr. Alan H. Gold, Chief Executive Officer
                                  (Principal Executive Officer)

                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Alan H. Gold and Marla Manowitz, each of them acting singly, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons, in the capacities indicated, on December 1, 1999


/s/ Dr. Alan H. Gold                                /s/ Andrew Rosenberg
-------------------------------------               ---------------------------
Dr. Alan H. Gold, Chief Executive                   Andrew Rosenberg, Director
Officer (Principal Executive Officer),
President and Director


/s/ Marla Manowitz                                  /s/ John Frank
-------------------------------------               ---------------------------
Marla Manowitz, Chief Financial                     John Frank, Director
Officer (Principal Financial and
Accounting Officer) and Director


/s/ Joel Schoenfeld                                 /s/ Richard Mintz
-------------------------------------               ---------------------------
Joel Schoenfeld, Chairman of the                    Richard Mintz, Director
Board of Directors and Director

                                 EXHIBIT INDEX


         Exhibit No.       Description of Exhibit
         -----------       ----------------------



         5.1               Opinion of Snow Becker Krauss P.C.

         23.1              Consent of Snow Becker Krauss P.C. (included in
                           Exhibit 5.1 hereto).

         23.2              Consent of Most Horowitz & Company LLP

         24.1 Powers of Attorney (included in the signature page of this Registration Statement).
---------------------